                                                                     Exhibit 5.1

                  [LETTERHEAD OF MORSE, ZELNICK, ROSE & LANDER]

                                                              , 1998
                                            ------------------

Professional Detailing, Inc.
599 MacArthur Boulevard
Mahwah, New Jersey 07430

Dear Sirs:

         We have acted as counsel to Professional Detailing, Inc., a Delaware corporation (the "Company") in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of (a) _________ shares of common stock, par value $.01 per share (the "Common Stock") and the offering of an additional _______ shares if the over-allotment option is exercised in full and (b) any additional shares of Common Stock issued pursuant to Rule 462(b) of the Act.

         In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

         Each share of Common Stock being offered has been duly and validly authorized for issuance and when issued as contemplated by the Registration Statement will be legally issued, fully paid and non-assessable.

                  , 1998
------------------

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            MORSE, ZELNICK, ROSE & LANDER, LLP